UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No.)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2025

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Dr, Suite 100, Miramar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 795-3311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Agreement.

As previously disclosed, on December 31, 2024, Awaysis Belize Ltd., a Belize corporation and wholly-owned subsidiary of Awaysis Capital, Inc. (the “Company”), or Awaysis Belize, acquired all of the stock and substantially all of the assets (the “Chial Reserve Assets”) of Chial Mountain Ltd., a Belize corporation, or Chial Mountain, pursuant to the terms and conditions of an Agreement of Purchase and Sale, dated December 31, 2024 and effective December 20, 2024, as amended (the “Asset Purchase Agreement”).

The aggregate estimated purchase price of the Chial Reserve Assets was $5,500,000, which was subsequently adjusted to approximately $4,465,415 based on a third-party appraisal of the property consisting of: (i) $2,400,000 in cash paid at closing; (ii) an approximately $465,415 (originally $1,500,000 but adjusted based on an appraisal of the property) (the “First Promissory Note”); and (iii) a $1,600,000 senior convertible promissory note dated December 20, 2024, between the Company and Michael Singh, as amended, bearing interest at 3.5% per annum and maturing on August 31, 2025 (the “Second Promissory Note”). On August 30, 2025, the Company was granted a waiver of the impending maturity date. Following the waiver, the parties agreed to work in good faith to negotiate subsequent amendments to the promissory notes.

On October 28, 2025, the Company and Chial Mountain entered into an Amendment to the Asset Purchase Agreement (the “Amendment”), and to the First Promissory Note and Second Promissory Note, to, among other things:

(i)	extend the contract period to permit a new appraisal and valuation of the Chial Reserve Assets and to provide for the negotiation of an adjustment to the purchase price in light of such appraisal and valuation, to be set forth in a post-closing agreement to be executed within thirty days following completion of the new appraisal and valuation. The Parties further agreed that either party may dispute the results of the new appraisal and valuation within fifteen days of receipt, with the original deadline to execute the agreement being subject to automatic extension to the next feasible date, which shall not constitute a default; and

(ii)	amend the maturity date of both promissory notes to the earlier of November 30, 2025 or the up-listing of the Company to the NYSE American.

The foregoing description of the Amendment is not complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company borrowed an aggregate of $3,000,000 from BOS Investment Inc. (“BOS”), evidenced by a Secured Promissory Note (the “BOS Note”). The Company and BOS have previously amended the BOS Note several times to extend the maturity date set forth therein.

On October 28, 2025, the Company and BOS amended the Note to extend the maturity date of the BOS Note to November 30, 2025 (the “Fourth Amendment”).

The foregoing description of the Fourth Amendment is not complete, and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Second Amendment to Agreement of Purchase and Sale and First Secured Promissory Note and Second Convertible Promissory Note, executed October 28, 2025.

10.2	Fourth Amendment to Secured Promissory Note, executed October 28, 2025, between Awaysis Capital, Inc. and BOS Investments Belize, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2025

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	Co-CEO and CFO